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                                                                      EXHIBIT 5

                    [MORGAN, LEWIS & BOCKIUS LLP
                         LETTERHEAD]


                                                                 June 30, 1998



800-JR CIGAR, Inc.
301 Route 10 East
Whippany, New Jersey 07981

          Re:  Issuance of Shares Pursuant to
               Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 1,200,000 shares, of which 800,000 shares are to be registered for offer and sale under the 1997 Long-Term Incentive Plan, 300,000 shares are to be registered for offer and sale under the 1997 Employee Stock Purchase Plan and the 800-JR CIGAR, Inc. Employee Stock Purchase Plan for Employees of MC Management (i.e., a combined total of 300,000 shares for both plans together), and 100,000 shares are to be registered for offer and sale under the 1997 Non-Employee Directors' Stock Plan (collectively, the "Shares").

          In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the 1997 Long-Term Incentive Plan, the 1997 Employee Stock Purchase Plan, the 800-JR CIGAR, Inc. Employee Stock Purchase Plan for Employees of MC Management the 1997 Non-Employee Directors' Stock Plan and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

          Based on the foregoing, we are of the following opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and, when issued and paid for in accordance with the 1997 Long-Term Incentive Plan, the 1997 Employee Stock Purchase


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     Plan, the 800-JR CIGAR, Inc. Employee Stock Purchase Plan for Employees
     of MC Management and the 1997 Non-Employee Directors' Stock Plan, will be validly issued, fully paid and non-assessable.

          We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Very truly yours,

                                   /s/ Morgan, Lewis & Bockivs LLP